UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust III
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Battleshares™ NVDA vs INTC ETF	NYSE Arca, Inc.
Battleshares™ TSLA vs F ETF	NYSE Arca, Inc.
Battleshares™ AMZN vs M ETF	NYSE Arca, Inc.
Battleshares™ COIN vs WFC ET	NYSE Arca, Inc.
Battleshares™ MSTR vs JPM ETF	NYSE Arca, Inc.
Battleshares™ NFLX vs CMCSA ETF	NYSE Arca, Inc.
Battleshares™ LLY vs YUM ETF	NYSE Arca, Inc.
Battleshares™ GOOGL vs NYT ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-221764

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 96 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-221764 and 811-23312), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001839882-25-003535) on January 23, 2025, which is incorporated herein by reference.

The Trust currently consists of 35 registered series. The series to which this filing relates and its IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Battleshares™ NVDA vs INTC ETF	33-2317741
Battleshares™ TSLA vs F ETF	33-2307349
Battleshares™ AMZN vs M ETF	33-2364372
Battleshares™ COIN vs WFC ETF	33-2346223
Battleshares™ MSTR vs JPM ETF	33-2364856
Battleshares™ NFLX vs CMCSA ETF	33-2343037
Battleshares™ LLY vs YUM ETF	33-2307788
Battleshares™ GOOGL vs NYT ETF	33-2319075

Item 2.	Exhibits

A.	Certificate of Trust of Impact Shares Fund Trust I adopted May 19, 2016, as filed with the state of Delaware on May 19, 2016, for Impact Shares Funds I Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
B.	First Amended Certificate of Trust dated as of February 2, 2018, as filed with the state of Delaware on February 2, 2018, for Impact Shares Trust I (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(s) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
C.	Second Amended Certificate of Trust dated as of March 19, 2024, as filed with the state of Delaware on March 19, 2024, for Tidal Trust III (formerly Impact Shares Trust I) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(b) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
D.	Third Amended and Restated Declaration of Trust adopted as of August 23, 2024, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 59, as filed with the SEC on September 6, 2024.
E.

Amended and Restated By-Laws, dated as of August 23, 2024, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 59, as filed with the SEC on September 6, 2024.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust III

January 23, 2025

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President